SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: November 27, 1996
                        (Date of earliest event reported)



                              SANTA BARBARA BANCORP
             (Exact Name of Registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)


                                0-1113 95-3673456
          (Commissioner File Number) (IRS Employer Identification No.)

              1021 Anacapa Street, Santa Barbara, California 93101
                    (Address of principal executive offices)


                                 (805) 966-9176
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)





                                   Page 1 of 2
                          No Exhibits or Exhibit Index

ITEM 5.             Other Events

         Acquisition of Stock

     On November 22, 1996, Registrant acquired a total of 56,100 shares of its Common Stock from two shareholders in privately negotiated transactions. 50,000 shares of Common Stock were acquired at a price of $28.125 per share, and 6,100 shares of Common Stock were acquired at a price of $28.00 per share. The closing sale price for Registrant's Common Stock on November 22, 1996, was $28.75. After giving effect to Registrant's acquisition and retirement of such shares, Registrant has issued and outstanding a total of 7,560,843 shares of Common Stock.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SANTA BARBARA BANCORP
                                           a California corporation


Date: November 27, 1996                   By /s/ D. W. Spainhour
                                             David W. Spainhour, President